Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Bain Capital Private Credit of our report dated March 27, 2024 relating to the financial statements, and senior securities table, which appears in this Registration Statement. We also consent to the references to us under the headings “Experts”, “Financial Statements”, “Senior Securities” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2024